UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 3, 2022

Date of Report (Date of earliest event reported)

DELEK US HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38142	35-2581557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7102 Commerce Way	Brentwood	Tennessee	37027
(Address of Principal Executive)			(Zip Code)

(615) 771-6701

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The descriptions of the amendments to the certificate of incorporation and bylaws under Item 5.07 below are incorporated by reference in this Item 5.03.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 3, 2022, Delek US Holdings, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders. A quorum was present at the meeting. The final results of voting for each matter submitted to a vote of stockholders at the Annual Meeting are set forth below.

Proposal 1

Election of Eight Directors

Voting results for the election of directors were as follows:

Delek Nominees	For	Against	% For	Abstain	Broker Non-Votes
Ezra Uzi Yemin	55,666,706	2,071,702	96.41%	1,387,659	4,913,924
William J. Finnerty	55,889,203	1,863,945	96.77%	1,372,918	4,913,925
Richard J. Marcogliese	57,203,408	550,645	99.05%	1,372,013	4,913,925
Leonardo Moreno	56,798,256	954,151	98.35%	1,373,662	4,913,922
Gary M. Sullivan, Jr.	55,332,426	2,421,532	95.81%	1,372,110	4,913,923
Vicky Sutil	56,210,055	1,544,420	97.33%	1,371,591	4,913,925
Laurie Z. Tolson	56,210,382	1,543,987	97.33%	1,371,697	4,913,925
Shlomo Zohar	56,371,635	1,381,196	97.61%	1,373,234	4,913,926

Accordingly, all eight of Delek’s nominees were elected to serve as directors of Delek until the 2023 Annual Meeting of Stockholders or until their respective successors are appointed, elected and qualified.

Proposal 2

Advisory Resolution on Executive Compensation

Delek’s executive compensation program for our named executive officers, as described in the Proxy Statement, was approved on an advisory, non-binding basis, by the following vote:

For	Against	Abstain	% For	Broker Non-Votes
55,151,555	2,578,458	1,396,055	93.28%	4,913,923

Proposal 3

Ratification of the Appointment of Auditors

Ratification of the appointment of Ernst & Young LLP as Delek’s independent registered public accounting firm for the 2022 fiscal year was approved by the following vote:

For	Against	Abstain	% For	Broker Non-Votes
61,283,983	1,389,086	1,366,922	95.70%	—

Proposal 4

Approval of the Amendment to our 2016 Long-Term Incentive Plan

An amendment to our 2016 Long-Term Incentive Plan to increase the number of shares available for issuance thereunder was approved by the following vote:

For	Against	Abstain	% For	Broker Non-Votes
56,427,277	1,302,106	1,396,684	95.44%	4,913,924

Proposal 5

Approval of the Amendment and Restatement to our Amended and Restated Certificate of Incorporation

An amendment and restatement to our Amended and Restated Certificate of Incorporation adding certain provisions required by the Jones Act was approved by the following vote:

For	Against	Abstain	% For	Broker Non-Votes
57,659,655	97,027	1,369,388	97.52%	4,913,921

Second Amended and Restated Certificate of Incorporation

On May 5, 2022, Delek US Holdings, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware a Second Amended and Restated Certificate of Incorporation (the “Restated Certificate”) that, effective upon filing, added certain provisions required by the Jones Act to the Company’s Amended and Restated Certificate of Incorporation. The added provisions include: (i) a restriction on shares of Non-U.S. Citizens of more than 24% of any class or series of capital stock of the Company; (ii) the Company’s power to mark all stock certificates with the descriptor “U.S. Citizen” or “Non-U.S. Citizen” for purposes of implementing the restriction on shares, and its power to instruct its transfer agent to keep separate stock records for each descriptor for the same purposes; (iii) a restriction on transfers of any shares of any class or series of the capital stock of the Company to a Non-U.S. Citizen that would cause one or more Non-U.S. Citizen’s beneficial ownership to increase above 24%; (iv) the Company’s power to redeem shares from one or more Non-U.S. Citizen that exceed the 24% threshold; and (v) the Company’s power to require the beneficial owners of shares of any class or series of the corporation’s capital stock to confirm their citizenship status from time to time. A copy of the Restated Certificate, marked to show the text of the amendments, is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Third Amended and Restated Bylaws

Effective upon the filing of the Restated Certificate on May 5, 2022, the Board of Directors of the Company also adopted the Third Amended and Restated Bylaws of the Company (the “Amended Bylaws”) adding additional provisions intended to ensure compliance with the Jones Act. The added provisions include (i) the Company’s power to instruct its transfer agent to maintain two separate stock records for each of (a) shares owned by U.S. Citizens and (b) shares owned by Non-U.S. Citizens; (ii) a requirement that certificates representing shares of each class or series of the capital stock of the Company be marked with the descriptor “U.S. Citizen” or “Non-U.S. Citizen”; and (iii) a restriction on beneficial ownership of Non-U.S. Citizens of more than 24% of any class or series of capital stock of the Company. A copy of the Amended Bylaws, marked to show the text of the amendments, is filed as Exhibit 3.2 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1	Second Amended and Restated Certificate of Incorporation to Delek US Holdings, Inc., marked to show the text of the amendments.

3.2	Third Amended and Restated Bylaws of Delek US Holdings, Inc., marked to show the text of the amendments.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2022	DELEK US HOLDINGS, INC.

/s/ Denise McWatters
	Name:	Denise McWatters
	Title:	Executive Vice President, General Counsel, and Corporate Secretary